Apyx Medical Corporation Receives 510(k) Clearance for the Apyx Plasma/RF Handpiece

CLEARWATER, FL - OCTOBER 14, 2019 - Apyx Medical Corporation, formerly Bovie Medical Corporation, (NASDAQ:APYX) (the “Company”), a maker of medical devices and supplies and the developer of its Helium Plasma Technology, marketed and sold as Renuvion® in the cosmetic surgery market and as J-Plasma® in the hospital surgical market, announced today that it received U.S. Food and Drug Administration (FDA) 510(k) clearance to market and sell the Apyx Plasma/RF Handpiece, a new addition to the Renuvion product family.

The Apyx Plasma/RF Handpiece was cleared as a sterile, single use electrosurgical (monopolar) device intended to be used in conjunction with compatible generators for the percutaneous delivery of radiofrequency energy and/or helium plasma for cutting, coagulation and ablation of soft tissue. The Apyx Plasma/RF Handpiece features several important enhancements compared to prior generations, including a smaller diameter instrument shaft (3mm in diameter vs. 5mm in diameter), a bullet-shaped instrument tip that directs the flow of plasma energy from ports on the side of the instrument tip, as opposed to the front of the instrument tip, and a new handle design with improved ergonomics. The handpiece is designed to be used percutaneously.

The handpiece will be available in three configurations: a handpiece with a twin port tip and either a 27cm or 15cm long shaft and a handpiece with a single port tip and a 15cm long shaft. All configurations of the Apyx Plasma/RF Handpiece include features to help minimize unwanted energy application near the incision entry site. Specifically, each handpiece configuration has distance indicators on its tip and will be sold with accompanying epidermal marking templates to help surgeons determine the proximity of the device tip to the entry of the insertion site.

“Apyx Medical Corporation is pleased to announce FDA 510(k) clearance of the Apyx Plasma/RF Handpiece, the latest addition to our Renuvion product family,” said Charlie Goodwin, Chief Executive Officer. “The Apyx Plasma/RF Handpiece is designed specifically for subdermal coagulation and features important enhancements to meet the needs of our surgeon customers in the cosmetic surgery market. During the product development process, we obtained extensive feedback and input from our surgeon customers, as well as the distinguished plastic and cosmetic surgeons on our Medical Advisory Board. We are proud of this robust product development process, and look forward to initiating a limited commercial launch of the Apyx Plasma/RF Handpiece during the fourth quarter of 2019.”

Investor Relations Contact:

Westwicke Partners on behalf of Apyx Medical Corporation
Mike Piccinino, CFA
investor.relations@apyxmedical.com

About Apyx Medical Corporation:

Apyx Medical Corporation (formerly Bovie Medical Corporation) is an advanced energy technology company with a passion for elevating people’s lives through innovative products in the cosmetic and surgical markets. Known for its innovative Helium Plasma Technology, Apyx is solely focused on bringing transformative solutions to the physicians and patients it serves. The company’s Helium Plasma Technology is marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion offers plastic surgeons, fascial plastic surgeons and cosmetic physicians a unique ability to provide controlled heat to the tissue to achieve their desired results. The J-Plasma system allows surgeons to operate with a high level of precision and virtually eliminating unintended tissue trauma. The Company also leverages its deep expertise and decades of experience in unique waveforms through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Report on Form 10-K for the year ended December 31, 2018 and subsequent Form 10-Q filings. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.